Annual Report

Cover Page

Name of issuer:

Digitally Imported, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 8/24/2000

Physical address of issuer:

501 S Cherry St
Suite 575
Denver CO 80246

Website of issuer:

http://www.di.fm

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$808,674.00	$1,204,240.00
Cash & Cash Equivalents:	$311,536.00	$566,079.00
Accounts Receivable:	$339,470.00	$353,337.00
Short-term Debt:	$1,288,427.00	$1,481,419.00
Long-term Debt:	$92,246.00	$237,198.00
Revenues/Sales:	$4,038,496.00	$4,444,582.00
Cost of Goods Sold:	$893,829.00	$957,281.00
Taxes Paid:	$7,572.00	$10,808.00
Net Income:	($54,622.00)	($193,324.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Digitally Imported, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Gregory Ari Shohat	CEO	Digitally Imported, Inc	2000

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Gregory Ari Shohat	CEO	2000

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Gregory Ari Shohat	11213211.0 Class A Common Stock	95.629

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Does anyone want this service and will they pay enough for it? The company will only succeed (and you will only make money) if there is sufficient demand for this service, people think it's a better option than the competition and the company has priced the services at a level that allows the company to make a profit and still attract business.

Technology vulnerabilities. It is possible that company's servers, software, platforms, websites and hardware may be vulnerable to unauthorized access, system failures and other security problems. Persons who circumvent security measures could wrongfully use its technology incorrectly or cause damage to its operations. It may be necessary for the company to expend significant resources to protect against the threat of security breaches or to alleviate problems caused by any such breaches. Although our plans are to always utilize industry standard security measures, these measures may prove to be inadequate and system failures and delays may occur that could have an adverse effect on the company's financial condition, operating results and cash flow.

Any valuation at this stage is pure speculation. No-one is saying the company is worth a specific amount. They can't. It's a question of whether you, the investor, want to pay this price for this security. Don't think you can make that call? Then don't invest.

The company depends on a small management team. The company depends on the skill and experience of Gregory Ari Shohat. If the company is not able to call upon one of these people for any reason, its operations and development could be harmed.

Our people are our most important asset. If we lose our key staff, we may have difficulty continuing our business as anticipated. The company's future success depends on the continued services and performances of key management, consultants and advisors. Our future success may further depend on the company's ability to attract and retain additional key personnel and third party contractual relationships. If the company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

The company is controlled by Gregory Ari Shohat. Gregory Ari Shohat, the CEO of the company, currently holds approximately 95% of all of the company's voting stock, and at the conclusion of this offering will continue to hold a majority of the company's common stock. Investors in this offering will not have the ability to control a vote by the shareholders or the board of directors.

We are competing against larger and more established service providers. We are a small service provider in a market that has many large service providers and will have to compete against companies with large marketing budgets and established distribution channels.

Market and Market size. Our potential market may not be as large or our industry may not grow as rapidly as anticipated. With a smaller market than expected, we may have fewer customers. Moreover, the potential markets for products are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing services and products, the introduction of new services and products, and changing customer demands. The company's success could depend on our ability to respond to changing service and product standards and technologies on a timely and cost-effective basis. In addition, any failure by the company to anticipate or respond adequately to changes in technology and customer preferences could have a material adverse effect on its financial condition, operating results and cash flow.

Royalties and Licenses. Our business model depends on receiving licenses to stream and disseminate music and copyrighted material of other parties, to whom we must pay royalties. Loss or disruption of licenses or increases in royalty payments would have a direct and adverse impact on the company's ability to operate. Furthermore, the business model of the company depends on licensing rights in each of sound recordings and compositions under licenses from the applicable collective rights management or societies in each relevant territory. These rights include, chiefly, the so-called "Performing" right (to stream and distribute music online) but may also include the so-called "Mechanical" right to copy music onto digital databases for distribution purposes. The company's service is primarily intended for and available to users in the United States of America, the Netherlands, the United Kingdom and Canada. In each of these countries, all necessary rights in respect of sound recordings and compositions are available on a "blanket" basis from monopoly (or oligopoly) collection societies and the company has either obtained the necessary licenses or is in advanced stages of negotiation with the licensors. Such negotiations that are still ongoing in these countries are expected to conclude in the short-term. Therefore, assuming that the company remains engaged with such licensors and is prepared to pay license fees in future at or near the amount that it has paid to date, the company's EU-based licensing advisors consider that there is no substantial legal or commercial risk in these territories.

The company's services, however, are accessible by internet users globally, irrespective of location. For territories where the company has not concluded any music licenses and does not (yet) have an ongoing relationship with applicable licensors, there is a risk that the company may be threatened with demands for license fees and/or legal claims for unauthorized use of sound recordings or compositions. On a practical level, the company's financial risk in any event is not likely to exceed a "fair and reasonable" license fee for the actual use made of those sound recordings and/or compositions in the applicable territory (plus any legal fees for local assistance with such claims). According to the company's advisors, whilst this risk is made far worse in the U.S. due to claims regularly made for very substantial "statutory damages," no other relevant country has any comparable regime. It should be noted that in some territories claims can be uplifted for "flagrant" unauthorized use but, based on the company's behavior to date, the chances of receiving any such claim are very low.

The company may choose (now or at some point in future) to mitigate such risk by initiating contact with relevant licensors in certain territories, but this would need to be managed on a case-by-case basis and, due to normal usage fluctuations for a music service of this kind, the risk in each case may vary widely over time. More commonly, music services mitigate such risk simply by accruing funds in the amount of a "fair and reasonable" license fee (as conservatively determined in conjunction with advisors) to account for actual usage in each territory on an ongoing basis. Moreover, licensors in certain territories will from time to time undergo structural or systemic changes which potentially could lead to loss or disruption of licenses, or increased demands for license fees, which could have a direct and adverse impact on the company's financial position and/or ability to operate. It may be possible for the company to accrue additional amounts to mitigate such potentially-wider risk, but this is impossible to predict with any reasonable measure of certainty and would need to be managed on a case-by-case basis.

The terms of the U.S. compulsory license for webcasting require that a royalty be paid for the transmission of all or any portion of an identifiable sound recording to a transmission recipient. While the company for many years considered a DJ compilation mix or show to be an identifiable sound recording for performance reporting purposes, the company was notified this practice was not acceptable. It is possible that the company could be found liable for additional music royalties in connection with performance of individuals tracks within such mixes/shows. In June 2015, the company began offering a portion of DJ compilation mixes and shows for interactive playback to paying subscribers in the United States and Netherlands. The individual tracks within these mixes and shows were not identified and it is likely that a large portion of the individual tracks are not licensed for interactivity. While this activity represents an insignificant amount of total listening in these countries, copyright violations in the United States especially can be significant.

The independent accountant who performed a review of the company's consolidated financial statements has issued a going concern opinion. The independent accountant who performed a review of the company's consolidated financial statements has issued a "going concern" opinion on the company's financial statements. The Company has sustained a net loss of $54,622 during the year ended December 31, 2018, has an accumulated deficit of $946,869 and $892,247 as of December 31, 2018 and 2017, respectively, and current liabilities exceeded current assets by $528,626 as of December 31, 2018. The company's ability to continue as a going concern in the next 12 months after the date of the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the company will be successful in these efforts.

The independent accountant observed that these factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

The company may need more money. The company might not sell enough securities to meet its operating needs and fulfill its plans, in which case it will cease operating and you will get nothing. Even if it sells all the securities it's offering now, it will probably need to raise more funds in the future, and if it can't get them, it will fail. Even if it does make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms

The company has limited working capital and there may not be sufficient financial resources available to carry out planned operations. We depend upon timely availability of adequate working capital in order to meet the objectives of our technology development and business plans. We estimate that the additional externally-generated equity investment will allow for the company to achieve self-sustaining positive cash flow and currently plan that this funding will be provided by the proceeds of this offering, but there can be no assurance that positive cash flow will ever occur. There can be no assurance that the company will sell the maximum number of shares offered in this offering, or that our development and commercial operations will not require additional capital greater than or sooner than currently anticipated. If the company is unable to obtain additional capital if needed, in the amount and at the time needed, this may restrict planned development and/or rate of growth of our sales; limit our ability to take advantage of future opportunities; negatively affect its ability to implement its business strategies and meet its goals; and possibly limit its ability to continue operations. The company's working capital requirements may significantly vary from those currently anticipated.

Intellectual Property. The company's profitability may depend in part on its ability to effectively protect its proprietary rights, including obtaining patent and copyright protection for its methods of producing the services, preserving its service and trade marks, maintaining the secrecy of its internal workings and preserving its trade secrets, as well as its ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that (i) any company - related patents or copyrights will be issued from any pending or future patent applications; (ii) the scope of any patent or copyright protection will be sufficient to provide competitive advantages; (iii) any patents or copyrights the company obtains will be held valid if subsequently challenged; or (iv) others will not claim rights in or ownership of the company patents, copyrights and its other proprietary rights. Unauthorized parties may try to copy aspects of services, products and technologies or obtain and use information it considers proprietary. Policing the unauthorized use of proprietary rights is difficult and time-consuming.
The company cannot guarantee that no harm or threat will be made to its intellectual property.

In addition, the laws of certain countries are not expected to protect our intellectual property rights to the same extent as do the laws of the United States. Administrative proceedings or litigation, which could result in substantial costs and uncertainty, would be time-consuming and could have a material adverse effect on our business, operating results and financial condition, may be necessary to enforce our patent or other intellectual property rights or to determine the scope and validity of the proprietary rights of others. There can be no assurance that third parties will not assert patent or copyright infringement claims in the future with respect to its products or technologies. Any such claims could ultimately require us to enter into license arrangements or result in litigation, regardless of the merits of such claims.

Use of proceeds. The company has broad discretion on how to allocate the proceeds received as a result of this stock sale and may use the proceeds in ways that differ from the proposed uses discussed in this Form C. If the company fails to spend the proceeds effectively, its business and financial condition could be harmed and there may be the need to seek additional financing sooner than expected.

You can't easily resell the securities. The securities are "restricted," which means you can't resell them freely (and you might need to pay a lawyer if you do resell them). More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

Some of the company's investors have greater voting rights than you do. The terms of the Class B Common Stock include the restriction on the voting rights of the holders thereof. As a holder of Class B Common Stock, you have no voting rights, except as required by law. Aside from the statutory rights you may have, your ability to affect decision-making at the company is significantly limited. Your investment in the company is therefore riskier than the investment made by these investors.

Increasing costs of user acquisition in the digital media ecosystem could have a negative impact on margins. If marketing and other costs necessary in order to gain users increase, our profit merging may be adversely impacted and our financial results may suffer.

Regulatory or licensing contract changes are always a possibility (increased music royalties). Changes in governmental regulation regarding music distribution or our industry could adversely impact our ability to provide the services we historically provided to our users and subscribers. Moreover, changes in the terms of the various licensing and royalty agreements to which we are a party could cause us to modify the types and amount of music and service we can provide to our users and subscribers. Such changes could undermine our business model and affect our ability to earn revenues we historically have been able to earn.

Hacking of software and databases or other electronic disruption of business operations (e.g. denial of service attack). Our services are rendered online. Any software or database or electronic disruption of business operations attack would have a materially adverse impact on our ability to provide any of our services.

Value Added Tax (VAT).

The Company's business qualifies as an "Electronically Supplied Service" under the EU VAT regulations. Until January 1, 2017, the Company had not collected and, thus, had not remitted VAT. As the burden of collection is with the supplier of the Electronically Supplied Service, this could represent unasserted potential claims against the Company that could result in a loss to the Company in a material amount for the years in which the Company sold its subscriptions into the European Union. The Company has taken all steps as of January 1, 2017 to properly collect and remit VAT for sales to European Union customers.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	20,000,000	377250	No
Class A Common Stock	20,000,000	11,465,192	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	Up to 50% of outstanding company stock, however phantom stock is not equity in company; See Phantom Stock below for additional detail

24. Describe the material terms of any indebtedness of the issuer:

The Company had a number of notes outstanding to related entities, Radio World, LLC ("Radio World" and Radio Now, LLC ("Radio Now"). These notes were unsecured and were issued at various points from July 2014 through November 2015 with interest rates ranging between 1.47% and 1.90%. Each note was issued with a five-year maturity with the option to pay off early at any time. Interest expenses were paid to date as of December 31, 2018. Total interest expense on the loans was $73 and $1,406 for the years ended December 31, 2018 and 2017, respectively.

All notes were settled during the year ended December 31, 2018 and no balance remains outstanding.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2017	Regulation Crowdfunding	Priced Round	$396,112	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The company is a party to a master services agreement which was originally entered into as of July 1, 2015, as amended by a first amendment dated January 1, 2017 and a second amendment dated April 1, 2017 and a third amendment dated May 1, 2018 by and between the company, as successor to AudioAddict, Inc.. and Radio Now, LLC, under which the company will provide: services to Radio Now, LLC, such as developing, maintaining and operating a subscription membership system on the basis of SaaS; tools, software and APIs to power general streaming operations of Radio Now, LLC's website, subscription membership site and general public site; streaming services to Radio Now, LLC's website; hosting services to Radio Now, LLC's website; services to develop and maintain mobile apps and software that are white labeled; and services to handle and maintain advertising integration into its streaming systems, allowing advertising to be served on Radio Now, LLC's network of channels. In consideration of these services, the company will retain 65% of gross monthly collections for membership subscription fees and Radio Now, LLC will receive the remaining 35%. Furthermore, the company will retain 65% of monthly collections from all sources for advertising facilitated by the company after commission fees are paid to third party agencies, and Radio Now, LLC will receive the other 35%. The company merged with AudioAddict, Inc. on or about December 2, 2016. Radio Now, LLC is owned by Gregory Ari Shohat, the company's CEO and majority shareholder.

There have been Notes Payable between the Company and Radio Now, LLC.:

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $100,000
Interest Rate: 1.80%
Loan Date: May 7, 2014
Maturity Date: May 15, 2019
Other Material Terms: Note was made by AudioAddict, Inc. to Sky FM, LLC. Digitally Imported, Inc. and AudioAddict, Inc. merged on or about December 2, 2016, with Digitally Imported, Inc. being the surviving entity; Sky FM, LLC (now Radio Now) and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.89%
Loan Date: July 2, 2014
Maturity Date: July 15, 2019
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.90%
Loan Date: November 20, 2014
Maturity Date: November 15, 2019
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.75%
Loan Date: January 20, 2015
Maturity Date: January 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.70%
Loan Date: February 19, 2015
Maturity Date: February 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.47%
Loan Date: March 13, 2015
Maturity Date: March 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $25,000
Interest Rate: 1.53%
Loan Date: May 22, 2015
Maturity Date: May 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

For the years ended December 31, 2018 and 2017, $52,404 and $114,055 was repaid on these Notes to Radio Now, LLC. All notes were settled during the year ended December 31, 2018 and no balance remains outstanding.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Since 1999, Digitally Imported has offered electronic music fans a way to listen to the music they love. By hand-curating our entire catalog, we make it easy to find good electronic music and stream it from our website and mobile apps. Users can listen for free to our ad supported offering or upgrade to our paid Premium service.

Milestones

Digitally Imported, Inc. was incorporated in the State of New York in August 2000.

Since then, we have:

- Over $4M in annual revenue in each of the past three years.
- 420,000+ unique monthly listeners
- 267,000+ new registrations in 2018
- 28% of our audience tunes in every day, 78% tune in at least once per week

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $4,038,496 compared to the year ended December 31, 2017, when the Company had revenues of $4,444,582. Our gross margin was 77.87% in fiscal year 2018, compared to 78.46% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $808,674, including $311,536 in cash. As of December 31, 2017, the Company had $1,204,240 in total assets, including $566,079 in cash.
- *Net Loss.* The Company has had net losses of $54,622 and net losses of $193,324 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,380,673 for the fiscal year ended December 31, 2018 and $1,718,617 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $363,028 in equity.

After the conclusion of 2018 our projected runway is a minimum of 12 months before we may need to raise further capital.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Digitally Imported, Inc. cash in hand is $239,561.85, as of February 2019. Over the last three months, revenues have averaged $372,208/month, cost of goods sold has averaged $101,420/month, and operational expenses have averaged $246,990/month, for an average net margin of $23,798 per month. Our intent is to be profitable in second quarter of 2019.

There have been no material changes or trends in our finances or operations that occurred since the date that our financials cover.

We expect our marketing expenses to increase over the next 3 months, which will be the utilization of extra cash flow we have recently freed up through personnel restructuring. There are no other substantial expectations on revenue or expenses for the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

The officers identified in Question 5 herein are all full-time employees of the Company.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.di.fm/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Gregory Ari Shohat

Appendix E: Supporting Documents

NYS_Restated_Certificate_of_Incorporation.pdf
DI_-_A_R_Bylaws__8-__-17_.docx

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DIGITALLY IMPORTED

2018 Report

Dear investors,

Dear investors, 2018 has been a challenging and exciting year for us at the same time. It was a year when many trends played out in full and where the seeds to transitions were seeded and new ways were put in motion. We are as committed as ever to our mission of offering the best curated electronic music on the web. The business environment has changed significantly in the past few years, with notable mentions being the continued shift by users to consume music through mobile devices and at the same time the decline of older organic channels for user acquisition. We are well poised for the mobile shift with our own in-house team working all year long on mobile app improvements. Already at DI.FM there are also more new paid subscriptions happening through mobile apps than through the website.

At the same time however, the new challenges are that the mobile app platforms (Apple App Store and Google App Store) usually take a 30% commission cut for subscriptions through their platforms, resulting in lower average revenue per user. In turn this has had an effect on limiting the amount that we can effectively spend on acquiring new users. This, together with a gradual erosion of past organic user traffic channels, we now have to spend more than before on marketing and paid user acquisition than in the past. We have been tackling and continue to tackle these trends through 2018 and beyond. We have restructured our team to allow for more revenue to be dedicated to marketing and are building out a more robust growth marketing team going into 2019. This team is challenged with implementing and testing improvements across various parts of our service and the users' life-cycle. 2019 will also see introduction of various improvements to the service such as the new Playlists section boasting hundreds of hours of new content, Apple CarPlay support, Alexa support, and many others. Some of the changes are already showing good improvements, and we are optimistic about trying to make 2019 the best year for us yet.

We need your help!

On behalf of Digitally Imported, I would like to thank you for your continued support. Any time that you share a kind word about us to friends or other people in general it really helps to get the word out! In addition, you are all encouraged to send your suggestions for improvements or concerns to me, the CEO, personally at ari@di.fm. There has also been a Facebook group established for investors last year, where we sometimes are able to interact more unofficially throughout the year. If you have Facebook you are encouraged to request to join the group here: https://www.facebook.com/groups/110634389730755/

Sincerely,

Ari Shohat
Founder and CEO

Our Mission

The global electronic music market is valued at $7.1 Billion annually, and is growing fast with a 60% increase over the past 3 years. We have grown at a steady rate since 1999, but our vision is to grow DI.FM at a more rapid pace and take advantage of the booming electronic music market while it's hot. We plan to use investment money for aggressive user acquisition and converting more listeners to active Premium subscribers. Our plans also include expanding our services in the UK and Germany.

See our full profile

How did we do this year?

Report Card

B+

The Good

We were able to increase our marketing budget and ramp up new user acquisition channels, resulting in over 267,000 new registrations.

We have restructured our personnel needs resulting in less middle management, enabling us to nearly break even.

We have signed an exclusive distribution deal with a leading streaming provider in China, opening up a new revenue channel.

The Bad

Much effort was spent on required GDPR compliance, thereby slowing down our efforts in completing the new Playlists section.

Churn continues to be a problem we are attempting to address most seriously. While in line with our industry, we need improvements.

As a result of increased churn our total revenue has decreased compared to the year before.

2018 At a Glance

January 1 to December 31


$$$$

$4,038,496 [9%]
Revenue



-$54,622
Net Loss


IOU!

$1,288,427 [13%]
Short Term Debt



$396,112
Raised in 2017



$239,562
Cash on Hand
As of 02/28/19

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Since 1999, Digitally Imported has offered electronic music fans a way to listen to the music they love. By hand-curating our entire catalog, we make it easy to find good electronic music and stream it from our website and mobile apps. Users can listen for free to our ad supported offering or upgrade to our paid Premium service.

Milestones

Digitally Imported, Inc. was incorporated in the State of New York in August 2000.

Since then, we have:

- Over $4M in annual revenue in each of the past three years.

- 420,000+ unique monthly listeners

- 267,000+ new registrations in 2018

- 28% of our audience tunes in every day, 78% tune in at least once per week

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $4,038,496 compared to the year ended December 31, 2017, when the Company had revenues of $4,444,582. Our gross margin was 77.87% in fiscal year 2018, compared to 78.46% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $808,674, including $311,536 in cash. As of December 31, 2017, the Company had $1,204,240 in total assets, including $566,079 in cash.

- *Net Loss.* The Company has had net losses of $54,622 and net losses of $193,324 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $1,380,673 for the fiscal year ended December 31, 2018 and $1,718,617 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $363,028 in equity.

After the conclusion of 2018 our projected runway is a minimum of 12 months before we may need to raise further capital.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Digitally Imported, Inc. cash in hand is $239,561.85, as of February 2019. Over the last three months, revenues have averaged $372,208/month, cost of goods sold has averaged $101,420/month, and operational expenses have averaged $246,990/month, for an average net margin of $23,798 per month. Our intent is to be profitable in second quarter of 2019.

There have been no material changes or trends in our finances or operations that occurred since the date that our financials cover.

We expect our marketing expenses to increase over the next 3 months, which will be the utilization of extra cash flow we have recently freed up through personnel restructuring. There are no other substantial expectations on revenue or expenses for the next 3-6 months.

Net Margin: -1%

Gross Margin: 78%

Return on Assets: -7%

Earnings per Share: -$0.14

Revenue per Employee: $576,928

Cash to Assets: 39%

Revenue to Receivables: 1,190%

Debt Ratio: 171%

Digitally_Imported_Inc._FS_04142019.docx

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Thank You!

From the Digitally Imported Team



Ari Shohat
Founder and CEO

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Gregory Ari Shohat	CEO @ Digitally Imported, Inc	2000

Officers

OFFICER	TITLE	JOINED
Gregory Ari Shohat	CEO	2000

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Gregory Ari Shohat	11,213,211 Class A Common Stock	95.6%

Past Equity Fundraises

None.

Outstanding Debts

None.

Related Party Transactions

The company is a party to a master services agreement which was originally entered into as of July 1, 2015, as amended by a first amendment dated January 1, 2017 and a second amendment dated April 1, 2017 and a third amendment dated May 1, 2018 by and between the company, as successor to AudioAddict, Inc.. and Radio Now, LLC, under which the company will provide: services to Radio Now, LLC, such as developing, maintaining and operating a subscription membership system on the basis of SaaS; tools, software and APIs to power general streaming operations of Radio Now, LLC's website, subscription membership site and general public site; streaming services to Radio Now, LLC's website; hosting services to Radio Now, LLC's website; services to develop and maintain mobile apps and software that are white labeled; and services to handle and maintain advertising integration into its streaming systems, allowing advertising to be served on Radio Now, LLC's network of channels. In consideration of these services, the company will retain 65% of gross monthly collections for membership subscription fees and Radio Now, LLC will receive the remaining 35%. Furthermore, the company will retain 65% of monthly collections from all sources for advertising facilitated by the company after commission fees are paid to third party agencies, and Radio Now, LLC will receive the other 35%. The company merged with AudioAddict, Inc. on or about December 2, 2016. Radio Now, LLC is owned by Gregory Ari Shohat, the company's CEO and majority shareholder.

There have been Notes Payable between the Company and Radio Now, LLC.:

Creditor: Radio Now, LLC (formerly Sky FM, LLC) Original Principal Amount of Debt: $100,000 Interest Rate: 1.80% Loan Date: May 7, 2014 Maturity Date: May 15, 2019 Other Material Terms: Note was made by AudioAddict, Inc. to Sky FM, LLC. Digitally Imported, Inc. and AudioAddict, Inc. merged on or about December 2, 2016, with Digitally Imported, Inc. being the surviving entity; Sky FM, LLC (now Radio Now) and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC) Original Principal Amount of Debt: $50,000 Interest Rate: 1.89% Loan Date: July 2, 2014 Maturity Date: July 15, 2019 Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC) Original Principal Amount of Debt: $50,000 Interest Rate: 1.90% Loan Date: November 20, 2014 Maturity Date: November 15, 2019 Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC) Original Principal Amount of Debt: $50,000 Interest Rate: 1.75% Loan Date: January 20, 2015 Maturity Date: January 15, 2020 Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC) Original Principal Amount of Debt: $50,000 Interest Rate: 1.70% Loan Date: February 19, 2015 Maturity Date: February 15, 2020 Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC) Original Principal Amount of Debt: $50,000 Interest Rate: 1.47% Loan Date: March 13, 2015 Maturity Date: March 15, 2020 Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC) Original Principal Amount of Debt: $25,000 Interest Rate: 1.53% Loan Date: May 22, 2015 Maturity Date: May 15, 2020 Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

For the years ended December 31, 2018 and 2017, $52,404 and $114,055 was repaid on these Notes to Radio Now, LLC. All notes were settled during the year ended December 31, 2018 and no balance remains outstanding.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Class B Common Stock	20,000,000	377,250	No
Class A Common Stock	20,000,000	11,465,192	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	Up to 50% of outstanding company stock, however phantom stock is not equity in company; See Phantom Stock below for additional detail

Risks

The independent accountant who performed a review of the company's consolidated financial statements has issued a going concern opinion. The independent accountant who performed a review of the company's consolidated financial statements has issued a "going concern" opinion on the company's financial statements. The Company has sustained a net loss of $54,622 during the year ended December 31, 2018, has an accumulated deficit of $946,869 and $892,247 as of December 31, 2018 and 2017, respectively, and current liabilities exceeded current assets by $528,626 as of December 31, 2018. The company's ability to continue as a going concern in the next 12 months after the date of the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the company will be successful in these efforts. **The independent accountant observed that these factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classificat ion of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern .**

You can't easily resell the securities. The securities are "restricted," which means you can't resell them freely (and you might need to pay a lawyer if you do resell them). More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

Use of proceeds. The company has broad discretion on how to allocate the proceeds received as a result of this stock sale and may use the proceeds in ways that differ from the proposed uses discussed in this Form C. If the company fails to spend the proceeds effectively, its business and financial condition could be harmed and there may be the need to seek additional financing sooner than expected.

Increasing costs of user acquisition in the digital media ecosystem could have a negative impact on margins. If marketing and other costs necessary in order to gain users increase, our profit merging may be adversely impacted and our financial results may suffer.

Hacking of software and databases or other electronic disruption of business operations (e.g. denial of service attack) . Our services are rendered online. Any software or database or electronic disruption of business operations attack would have a materially adverse impact on our ability to provide any of our services.

Value Added Tax (VAT).

The Company's business qualifies as an "Electronically Supplied Service" under the EU VAT regulations. Until January 1, 2017, the Company had not collected and, thus, had not remitted VAT. As the burden of collection is with the supplier of the Electronically Supplied Service, this could represent unasserted potential claims against the Company that could result in a loss to the Company in a material amount for the years in which the Company sold its subscriptions into the European Union. The Company has taken all steps as of January 1, 2017 to properly collect and remit VAT for sales to European Union customers.

Regulatory or licensing contract changes are always a possibility (increased music royalties) . Changes in governmental regulation regarding music distribution or our industry could adversely impact our ability to provide the services we historically provided to our users and subscribers. Moreover, changes in the terms of the various licensing and royalty agreements to which we are a party could cause us to modify the types and amount of music and service we can provide to our users and subscribers. Such changes could undermine our business model and affect our ability to earn revenues we historically have been able to earn.

Intellectual Property. The company's profitability may depend in part on its ability to effectively protect its proprietary rights, including obtaining patent and copyright protection for its methods of producing the services, preserving its service and trade marks, maintaining the secrecy of its internal workings and preserving its trade secrets, as well as its ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that (i) any company - related patents or copyrights will be issued from any pending or future patent applications; (ii) the scope of any patent or copyright protection will be sufficient to provide competitive advantages; (iii) any patents or copyrights the company obtains will be held valid if subsequently challenged; or (iv) others will not claim rights in or ownership of the company patents, copyrights and its other proprietary rights. Unauthorized parties may try to copy aspects of services, products and technologies or obtain and use information it considers proprietary. Policing the unauthorized use of proprietary rights is difficult and time-consuming. The company cannot guarantee that no harm or threat will be made to its intellectual property. In addition, the laws of certain countries are not expected to protect our intellectual property rights to the same extent as do the laws of the United States. Administrative proceedings or litigation, which could result in substantial costs and uncertainty, would be time-consuming and could have a material adverse effect on our business, operating results and financial condition, may be necessary to enforce our patent or other intellectual property rights or to determine the scope and validity of the proprietary rights of others. There can be no assurance that third parties will not assert patent or copyright infringement claims in the future with respect to its products or technologies. Any such claims could ultimately require us to enter into license arrangements or result in litigation, regardless of the merits of such claims.

The company has limited working capital and there may not be sufficient financial resources available to carry out planned operations. We depend upon timely availability of adequate working capital in order to meet the objectives of our technology development and business plans. We estimate that the additional externally-generated equity investment will allow for the company to achieve self-sustaining positive cash flow and currently plan that this funding will be provided by the proceeds of this offering, but there can be no assurance that positive cash flow will ever occur. There can be no assurance that the company will sell the maximum number of shares offered in this offering, or that our development and commercial operations will not require additional capital greater than or sooner than currently anticipated. If the company is unable to obtain additional capital if needed, in the amount and at the time needed, this may restrict planned development and/or rate of growth of our sales; limit our ability to take advantage of future opportunities; negatively affect its ability to implement its business strategies and meet its goals; and possibly limit its ability to continue operations. The company's working capital requirements may significantly vary from those currently anticipated.

The company may need more money. The company might not sell enough securities to meet its operating needs and fulfill its plans, in which case it will cease operating and you will get nothing. Even if it sells all the securities it's offering now, it will probably need to raise more funds in the future, and if it can't get them, it will fail. Even if it does make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms

The company is controlled by Gregory Ari Shohat. Gregory Ari Shohat, the CEO of the company, currently holds approximately 95% of all of the company's voting stock, and at the conclusion of this offering will continue to hold a majority of the company's common stock. Investors in this offering will not have the ability to control a vote by the shareholders or the board of directors.

The company depends on a small management team. The company depends on the skill and experience of Gregory Ari Shohat. If the company is not able to call upon one of these people for any reason, its operations and development could be harmed.

Does anyone want this service and will they pay enough for it? The company will only succeed (and you will only make money) if there is sufficient demand for this service, people think it's a better option than the competition and the company has priced the services at a level that allows the company to make a profit and still attract business.

We are competing against larger and more established service providers. We are a small service provider in a market that has many large service providers and will have to compete against companies with large marketing budgets and established distribution channels.

Some of the company's investors have greater voting rights than you do. The terms of the Class B Common Stock include the restriction on the voting rights of the holders thereof. As a holder of Class B Common Stock, you have no voting rights, except as required by law. Aside from the statutory rights you may have, your ability to affect decision-making at the company is significantly limited. Your investment in the company is therefore riskier than the investment made by these investors.

Technology vulnerabilities. It is possible that company's servers, software, platforms, websites and hardware may be vulnerable to unauthorized access, system failures and other security problems. Persons who circumvent security measures could wrongfully use its technology incorrectly or cause damage to its operations. It may be necessary for the company to expend significant resources to protect against the threat of security breaches or to alleviate problems caused by any such breaches. Although our plans are to always utilize industry standard security measures, these measures may prove to be inadequate and system failures and delays may occur that could have an adverse effect on the company's financial condition, operating results and cash flow.

Our people are our most important asset. If we lose our key staff, we may have difficulty continuing our business as anticipated. The company's future success depends on the continued services and performances of key management, consultants and advisors. Our future success may further depend on the company's ability to attract and retain additional key personnel and third party contractual relationships. If the company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

Any valuation at this stage is pure speculation. No-one is saying the company is worth a specific amount. They can't. It's a question of whether you, the investor, want to pay this price for this security. Don't think you can make that call? Then don't invest.

- Royalties and Licenses . Our business model depends on receiving licenses to stream and disseminate music and copyrighted material of other parties, to whom we must pay royalties. Loss or disruption of licenses or increases in royalty payments would have a direct and adverse impact on the company's ability to operate. Furthermore, the business model of the company depends on licensing rights in each of sound recordings and compositions under licenses from the applicable collective rights management or societies in each relevant territory. These rights include, chiefly, the so-called "Performing" right (to stream and distribute music online) but may also include the so-called "Mechanical" right to copy music onto digital databases for distribution purposes. The company's service is primarily intended for and available to users in the United States of America, the Netherlands, the United Kingdom and Canada. In each of these countries, all necessary rights in respect of sound recordings and compositions are available on a "blanket" basis from monopoly (or oligopoly) collection societies and the company has either obtained the necessary licenses or is in advanced stages of negotiation with the licensors. Such negotiations that are still ongoing in these countries are expected to conclude in the short-term. Therefore, assuming that the company remains engaged with such licensors and is prepared to pay license fees in future at or near the amount that it has paid to date, the company's EU-based licensing advisors consider that there is no substantial legal or commercial risk in these territories.

The company's services, however, are accessible by internet users globally, irrespective of location. For territories where the company has not concluded any music licenses and does not (yet) have an ongoing relationship with applicable licensors, there is a risk that the company may be threatened with demands for license fees and/or legal claims for unauthorized use of sound recordings or compositions. On a practical level, the company's financial risk in any event is not likely to exceed a "fair and reasonable" license fee for the actual use made of those sound recordings and/or compositions in the applicable territory (plus any legal fees for local assistance with such claims). According to the company's advisors, whilst this risk is made far worse in the U.S. due to claims regularly made for very substantial "statutory damages," no other relevant country has any comparable regime. It should be noted that in some territories claims can be uplifted for "flagrant" unauthorized use but, based on the company's behavior to date, the chances of receiving any such claim are very low.

The company may choose (now or at some point in future) to mitigate such risk by initiating contact with relevant licensors in certain territories, but this would need to be managed on a case-by-case basis and, due to normal usage fluctuations for a music service of this kind, the risk in each case may vary widely over time. More commonly, music services mitigate such risk simply by accruing funds in the amount of a "fair and reasonable" license fee (as conservatively determined in conjunction with advisors) to account for actual usage in each territory on an ongoing basis. Moreover, licensors in certain territories will from time to time undergo structural or systemic changes which potentially could lead to loss or disruption of licenses, or increased demands for license fees, which could have a direct and adverse impact on the company's financial position and/or ability to operate. It may be possible for the company to accrue additional amounts to mitigate such potentially-wider risk, but this is impossible to predict with any reasonable measure of certainty and would need to be managed on a case-by-case basis.

The terms of the U.S. compulsory license for webcasting require that a royalty be paid for the transmission of all or any portion of an identifiable sound recording to a transmission recipient. While the company for many years considered a DJ compilation mix or show to be an identifiable sound recording for performance reporting purposes, the company was notified this practice was not acceptable. It is possible that the company could be found liable for additional music royalties in connection with performance of individuals tracks within such mixes/shows. In June 2015, the company began offering a portion of DJ compilation mixes and shows for interactive playback to paying subscribers in the United States and Netherlands. The individual tracks within these mixes and shows were not identified and it is likely that a large portion of the individual tracks are not licensed for interactivity. While this activity represents an insignificant amount of total listening in these countries, copyright violations in the United States especially can be significant.

Market and Market size. Our potential market may not be as large or our industry may not grow as rapidly as anticipated. With a smaller market than expected, we may have fewer customers. Moreover, the potential markets for products are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing services and products, the introduction of new services and products, and changing customer demands. The company's success could depend on our ability to respond to changing service and product standards and technologies on a timely and cost-effective basis. In addition, any failure by the company to anticipate or respond adequately to changes in technology and customer preferences could have a material adverse effect on its financial condition, operating results and cash flow.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the principal shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The principal shareholders have the right to redeem their securities at any time. The principal shareholders could decide to force the Company to redeem their Class A securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

n the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Digitally Imported, Inc.

- New York Corporation
- Organized August 2000
- 7 employees

501 S Cherry St
Suite 575
Denver CO 80246

http://www.di.fm

Business Description

Refer to the Digitally Imported profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Digitally Imported is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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You're pretty neat.

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Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.



ADDICTIVE
ELECTRONIC

Ari Shohat

CEO at Digitally Imported

Digitally Imported, Inc. • Binghamton University

Israel • 428

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The New Economics of Online Music: How Listeners Will Pay for Free Streaming in 2016

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March 15, 2016

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Experience

Founder & CEO

Digitally Imported, Inc.

Feb 2000 – Present • 17 yrs 8 mos

Denver, CO

http://www.di.fm

Digitally Imported is the highest ranking and most listened to digital radio for electronic music fans around the world. The service offers 90+ channels of the best electronic music available through its websites and mobile apps.

As President and CEO of Digitally Imported, I directed the development of Digitally Imported's services and offerings. I have gathered a highly skilled team of developers and electronic music aficionados to create the global Internet radio service that Digitally Imported is today. All the while pioneering a viable and profitable Internet Radio business model through pursuit of excellence in user experience and content curation.

Media (1)

Digitally Imported

We are Digitally Imported

Education

Binghamton University

BS, Computer Science

Pace University

Computer Science / IT

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Entrepreneurship · 52

Endorsed by Aydin Senkut and 4 others who are highly skilled at this

Endorsed by 14 of Ari's colleagues at Digitally Imported, Inc.

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Endorsed by Peggy Miles and 3 others who are highly skilled at this

Endorsed by 13 of Ari's colleagues at Digitally Imported, Inc.

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Endorsed by 11 of Ari's colleagues at Digitally Imported, Inc.

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Recommendations

Received (3) Given (1)

Federico Saretzki

Music Curator | Content Coordinator | Digital Customer Service

July 28, 2016, Federico reported directly to Ari

Ari is a true, genuine and passionate music lover and has developed outstanding technological achievements as a pioneer of online radio and streaming since the late 90s. As a leader and focused executive, he works with the team to develop an online music experience to a multicultural audience.

Ian Levesque

Software Engineer at Facebook

January 18, 2016, Ari was senior to Ian but didn't manage directly

Ari has continually demonstrated insightful knowledge of the music industry and the challenges associated with web and mobile businesses. He has the deep technical understanding required to effectively set the product direction and deal realistically with the technical teams to bring that vision to life repeatedly over the span of many years.

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